Exhibit 31.1

MMA CAPITAL HOLDINGS, INC.

CERTIFICATION PURSUANT TO RULE 13a-14(a) AND 15d-14(a)
AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
Certification of Chief Executive Officer

I, Gary A. Mentesana, certify that:

1.	I have reviewed this Amended Annual Report on Form 10-K/A for the year ended December 31, 2020 of MMA Capital Holdings, Inc. (this “Report”); and
2.	Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Date: April 30, 2021

/s/ Gary A. Mentesana
Gary A. Mentesana
Chief Executive Officer (Principal Executive Officer)